EXHIBIT 99.1

            Geron Corporation Reports 2005 Third Quarter
                     Financial Results and Events


    MENLO PARK, Calif.--(BUSINESS WIRE)--Nov. 4, 2005--Geron Corporation (Nasdaq:GERN) today reported financial results for the three and nine months ended September 30, 2005.
    For the third quarter of 2005, the company reported a net loss of $11.9 million or $(0.21) per share compared to $10.3 million or $(0.23) per share for the third quarter of 2004. Net loss for the first nine months of 2005 was $24.6 million or $(0.44) per share compared to $70.9 million or $(1.62) per share for the same period in 2004.
    Revenues for the third quarter of 2005 were $673,000 compared to $101,000 for the comparable period in 2004. Revenues for the first nine months of 2005 were $5.4 million compared to $715,000 for the comparable period in 2004. The increase in revenues in 2005 primarily reflected the receipt of an upfront payment of $4 million in conjunction with the transfer of certain intellectual property rights to the company's new joint venture, stART Licensing, Inc. and revenue recognized from the license and option payment received in July 2005 from Merck & Co., Inc.
    Operating expenses for the third quarter of 2005 were $13.6 million compared to $10.6 million for the comparable period in 2004. The increase in research and development expenses was primarily the result of higher personnel-related costs and increased purchases of materials to produce GRN163L. The decrease in general and administrative expenses in the third quarter of 2005 was primarily due to reduced external patent legal expenses as a result of the stART Licensing joint venture assuming prosecution and maintenance of certain nuclear transfer patents.
    Operating expenses for the first nine months of 2005 were $32.6 million compared to $72.4 million for the comparable period in 2004. Operating expenses in 2004 included a non-cash charge of $45.2 million related to the acquisition of technology rights from Merix Bioscience, Inc. (now Argos Therapeutics, Inc.). Excluding that charge, the company's overall research and development expenses increased in 2005 as a result of higher personnel-related costs and increased consulting costs for clinical and regulatory matters.

    Third Quarter 2005 Highlights:

    -- Geron Corporation reported the initiation of clinical trials at two sites in the New York metropolitan area to test its lead anti-cancer compound, GRN163L, in patients with chronic lymphocytic leukemia (CLL).

    -- Geron Corporation and Merck & Co., Inc. entered into a collaboration and license agreement to develop a cancer vaccine targeting telomerase utilizing Merck's expertise in vaccine technologies. The agreement includes an option to Merck to negotiate with Geron for rights to Geron's cancer vaccine program.

    -- Charles J. Homcy, M.D. appointed to Geron's board of directors. Dr. Homcy holds A.B. and M.D. degrees from Johns Hopkins University and is currently the President and Chief Executive Officer of Portola Pharmaceuticals, a privately held biotechnology firm focused on developing novel cardiovascular therapies. He is the author of over 135 original publications in the field of molecular and clinical cardiology.

    -- Geron scientists and collaborators published studies in the American Journal of Pathology showing that cardiomyocytes differentiated from human embryonic stem cells (hESCs) engraft when transplanted into the rat heart. The results provide proof of concept that transplanted hESC-derived cardiomyocytes survive and retain properties of cardiomyocytes, important for their use in the treatment of myocardial infarction.

    -- Geron scientists and collaborators published research results in the journal Hepatology demonstrating efficacy of GRN163L in mouse models of human hepatocellular carcinoma and human metastatic lung cancer. The studies confirm and extend the broad potential of GRN163L for the treatment of cancer, and provide insights into how GRN163L works in inhibiting tumor growth and tumor metastases.

    -- Geron closed a public offering of 6,900,000 shares of common stock, including 900,000 shares issued upon exercise of an option granted to the underwriter to cover over-allotments. The public offering price was $9.00 per share and the aggregate gross public offering price, including the shares issued upon exercise of the over-allotment option, was $62.1 million. Concurrent with the closing of the underwritten public offering, Merck & Co., Inc. exercised its warrant to purchase 2,000,000 shares of Geron common stock for total proceeds of $18.0 million.

    Geron is a biopharmaceutical company developing and commercializing three groups of products: i) therapeutic products for oncology that target telomerase; ii) pharmaceuticals that activate telomerase in tissues impacted by senescence, injury or degenerative disease; and iii) cell-based therapies derived from its human embryonic stem cell platform for applications in multiple chronic diseases.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, need for future capital, dependence on collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2005.

                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

(In thousands, except   THREE MONTHS ENDED       NINE MONTHS ENDED
 share and per share       SEPTEMBER 30,           SEPTEMBER 30,
 amounts)                 2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Revenues from
 collaborative
 agreements              $     67    $     --    $    118    $     --
License fees and
 royalties                    606         101       5,285         715
                       ----------- ----------- ----------- -----------
    Total revenues            673         101       5,403         715

Operating expenses:
  Research and
   development             12,183       8,900      25,480      22,099
  Acquired in-process
   research technology         --          --          --      45,150
  General and
   administrative           1,411       1,676       7,104       5,120
                       ----------- ----------- ----------- -----------
    Total operating
     expenses              13,594      10,576      32,584      72,369
                       ----------- ----------- ----------- -----------
Loss from operations      (12,921)    (10,475)    (27,181)    (71,654)

Interest and other
 income                     1,105         348       2,950       1,231
Equity in losses of
 joint venture                 --          --         (12)         --
Interest and other
 expense                      (46)       (175)       (389)       (507)
                       ----------- ----------- ----------- -----------
Net loss                 $(11,862)   $(10,302)   $(24,632)   $(70,930)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share          $  (0.21)   $  (0.23)   $  (0.44)   $  (1.62)
                       =========== =========== =========== ===========
Weighted average shares
 used in calculation of
 basic and diluted net
 loss per share        57,225,184  45,442,854  55,567,371  43,719,086
                       =========== =========== =========== ===========



                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                            SEPTEMBER 30, DECEMBER 31,
(In thousands)                                  2005         2004
                                            ------------- ------------
                                             (Unaudited)    (Note 1)
Current assets:
  Cash, restricted cash and cash equivalents     $120,208    $ 10,376
  Marketable securities                            79,536     110,118
  Interest and other receivables                    1,367       1,550
  Other current assets                              2,919       2,733
                                            ------------- ------------
Total current assets                              204,030     124,777

Property and equipment, net                         2,326       2,089
Deposits and other assets                           2,834       3,876
Intangible assets                                     565       1,131
                                            ------------- ------------
                                                 $209,755    $131,873
                                            ============= ============

Current liabilities                              $  8,767    $  8,458
Noncurrent liabilities                              1,674       1,352
Stockholders' equity                              199,314     122,063
                                            ------------- ------------
                                                 $209,755    $131,873
                                            ============= ============

Note 1: Derived from audited financial statements included in Geron's Annual Report on Form 10-K, filed with the SEC.


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765